UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2010

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-33284	04-0562086
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Second Street, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices, Including Zip Code)

(617) 492-5554

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Molecular Insight Pharmaceuticals, Inc. (the “Company”) previously reported on its current reports on Form 8-K that it had entered into a Territory License Agreement and a Supply Agreement with BioMedica Life Sciences, S.A., Athens, Greece (“BioMedica”) in September and October of 2009, respectively.

On April 28, 2010, the Company entered into an Amendment to the Territory License and Supply Agreements (the “Amendment”) with BioMedica to modify the Supply Agreement with respect to certain product transfer pricing provisions for the supply of Onalta during the period from April 1, 2010 through September 30, 2011 and the timing of certain advance payments on inventory; and to modify the Territory License Agreement with respect to the timing of a milestone payment after a first sale of Onalta. The effective date of the Amendment was April 1, 2010.

The above descriptions of the Amendment do not purport to be complete and are qualified in their entirety by reference to such Amendment, which will be filed in accordance with SEC rules and regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 4th day of May, 2010.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/S/ CHARLES H. ABDALIAN, JR.
Name:	Charles H. Abdalian, Jr.
Title:	Chief Financial Officer

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